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                                                                   EXHIBIT 99.1


IMMUNOGEN, INC.
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128 Sidney Street, Cambridge, MA 02139-4239
                                      TEL: (617) 995-2500   FAX: (617) 995-2510


CONTACTS:
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   INVESTORS                                      MEDIA
    Carol Hausner                                  Pete Holmberg
    Senior Director, Investor Relations and        Rx Communications Group, LLC
    Corporate Communications                       Tel: (917) 322-2164
    Tel: (617) 995-2500                            pholmberg@rxir.com
    info@immunogen.com


FOR IMMEDIATE RELEASE
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                       IMMUNOGEN, INC. REGAINS DEVELOPMENT

             AND COMMERCIALIZATION RIGHTS FOR CANTUZUMAB MERTANSINE

CAMBRIDGE, MA, JANUARY 24, 2003 - ImmunoGen, Inc. (Nasdaq: IMGN) today announced that the Company has regained the development and commercialization rights for cantuzumab mertansine (huC242-DM1), an anticancer product candidate. In 1999, the Company licensed these rights to SmithKline Beecham, which later became GlaxoSmithKline. Cantuzumab mertansine has been studied in Phase I clinical trials and found to be well tolerated. Initial evidence of biological activity also has been reported.

ImmunoGen previously announced that GlaxoSmithKline had notified the Company that advancement of cantuzumab mertansine into Phase II studies was dependent on renegotiation of the product license agreement. Since then, the companies have been in negotiations.

Mitchel Sayare, Ph.D., ImmunoGen Chairman and CEO, commented, "We've determined that it is not in the best interests of ImmunoGen to enter into a revised agreement with GlaxoSmithKline. ImmunoGen has regained all rights that were licensed to GlaxoSmithKline. We're excited about the prospects of licensing cantuzumab mertansine to a new marketing partner that would initiate a broad Phase II program for this important product candidate."

No payments were made by either company for the return of the product rights to ImmunoGen. ImmunoGen holds the Investigational New Drug application (IND) for cantuzumab mertansine and has rights to all clinical data generated in the Phase I studies. The two companies will work together to ensure a smooth transition of all study data.

Cantuzumab mertansine is a Tumor-Activated Prodrug (TAP) compound developed by ImmunoGen. It is composed of the humanized antibody huC242 and the cytotoxic agent DM1. The huC242 antibody binds specifically to the CanAg antigen present in a number of cancers including colorectal, pancreatic, and gastric cancers as well as certain non-small-cell lung cancers. Cantuzumab mertansine is designed to deliver the highly potent cell-killing agent DM1 specifically to cancer cells using the huC242 antibody as a targeting vehicle.

ABOUT IMMUNOGEN, INC.
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ImmunoGen, Inc. develops targeted anticancer biopharmaceuticals. The Company's
TAP technology uses tumor-targeting antibodies to deliver a highly potent, cell-killing agent specifically to cancer cells. Two ImmunoGen-developed TAP products have begun clinical evaluation: cantuzumab mertansine and huN901-DM1 (BB-10901); the latter is licensed to British Biotech in certain territories. ImmunoGen helps fund its programs by licensing its TAP technology to other companies. Several companies are developing TAP products that use ImmunoGen's TAP technology with the partner's antibody: Boehringer Ingelheim (bivatuzumab mertansine), Millennium (MLN2704), and Genentech (Trastuzumab-DM1). ImmunoGen also has multitarget agreements with Genentech, Abgenix, and Millennium.

FOR IMMUNOGEN, INC.
-------------------

This press release includes forward-looking statements based on management's current expectations. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause the Company's actual results to differ materially from those discussed or implied in the forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the success of the Company's research and clinical development processes; the difficulties inherent in the development of pharmaceuticals, including uncertainties as to the timing, expense and results of preclinical studies and clinical trials; the Company's dependence upon existing and potential collaborative partners; uncertainty as to whether the Company's potential products or those of the Company's collaborators will succeed in entering human clinical trials and uncertainty as to the results of such trials; the risk that the Company and/or its collaborators may not be able to obtain regulatory approvals necessary to commercialize their product candidates; the potential development by competitors of competing products and technologies; uncertainty whether the Company's TAP technology will produce safe, effective and commercially viable products; and other factors more fully described in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and other current reports filed with the Securities and Exchange Commission.